Exhibit 10.46

AGREEMENT TO EXTEND MATURITY DATE AND AMEND TERMS OF CONVERTIBLE NOTE

This Agreement (the “Agreement”) is entered into as of 11 September 2025 by and between Aptorum Group Limited (“Issuer” or “Company”), a company incorporated under the laws of Cayman Island, and Jurchen Investment Corporation (“Investor”).

WHEREAS, the Issuer and Investor are parties to a Term Sheet dated 11 September 2023 of the Term Sheet (the “Term Sheet”) relating to the subscription of a Convertible Note issued by the Issuer to the Investor (the “Convertible Note”);

WHEREAS, the Convertible Note has reached its original maturity date of 24 months, and the Term Sheet provides that the Investor has the right to extend the maturity date for an additional twelve (12) months or such other term as agreed by the parties;

WHEREAS, the parties have mutually agreed to extend the maturity date of the Convertible Note and to amend the terms of the Convertible Note to permit early conversion at the Investor’s discretion;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Extension of Maturity Date

The maturity date of the Convertible Note is hereby extended for an additional twelve (12) months. The new maturity date shall be 10 September 2026.

2. Amendment to Terms – Early Conversion Option

The Convertible Note is hereby amended to include the following provision:

Early Conversion Right: The Investor shall have the right, at its sole discretion, to convert all or any portion of the outstanding principal amount and accrued but unpaid interest of the Convertible Note into Class A Ordinary Shares (“Conversion Shares”) at the Conversion Price, as defined in the Term Sheet. Such conversion shall be made upon providing the Issuer with written notice no less than three (3) trading days prior to the intended conversion date.

3. Remaining Terms

Except as expressly amended by this Agreement, all other terms and conditions of the Convertible Note and the Term Sheet shall remain unchanged and in full force and effect.

4. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Cayman Island.

5. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Aptorum Group Limited

By:
Name:	Ian Huen
Title:	Chief Executive Officer
Date:	11 September 2025

Jurchen Investment Corporation

By:
Name:	Ian Huen
Title:	Director
Date:	11 September 2025